UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2021, subsidiaries and an affiliate of Goodness Growth Holdings, Inc. (the “Company”) entered into a Purchase Agreement with subsidiaries and an affiliate of Copperstate Farms, LLC (“Copperstate”) pursuant to which the Company will sell its Phoenix dispensary and cultivation licenses, dispensary inventory and equipment, dispensary lease, and all dispensary revenue-producing contracts to Copperstate for $15,000,010 in cash (the “Transaction”). The Company expects the Transaction to close during the fourth quarter, subject to regulatory approval and customary closing conditions. As part of the Transaction, at the closing, the parties will enter into a Retail Shelf Space Agreement pursuant to which Copperstate will continue to sell the Company’s cannabis and cannabis products at the Phoenix dispensary for two years, subject to Copperstate’s reasonable quality standards.

As part of the Transaction, at the closing the Company and Copperstate will enter into a Cultivation Management Services Agreement (“Cultivation Agreement”) which allows the Company to continue cultivating, manufacturing, and selling wholesale medical and adult-use cannabis and cannabis products in Arizona, subject to regulatory compliance oversight by Copperstate and payment of a monthly fee. Under the Cultivation Agreement, the Company will continue its cultivation operations at its Amado facility at its own expense and will retain all of its wholesale revenue. The Cultivation Agreement has an initial term of five years and three five-year renewal terms. The Cultivation Agreement is subject to termination by Copperstate upon certain actions or inactions of the Company, including if: the Company engages in intentional, willful, or grossly negligent acts that could lead to cancellation or revocation of the cannabis license; the Arizona regulator threatens to file an action to revoke the cannabis license due to activities at the Company’s cultivation facility; the Company repeatedly fails to cure regulatory violations after notice and opportunity to cure; or the Company fails to produce any cannabis or cannabis products for 90 consecutive days.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On November 2, 2021, the Company issued a press release announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated November 1, 2021, by and among S Flower N Phoenix, Inc., ANR Management, LLC, Arizona Natural Remedies Inc., Elephant Head Farms LLC, and Retail Management Associates LLC

99.1	Press Release of the Company, dated November 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Kyle E. Kingsley
Kyle E. Kingsley
Chief Executive Officer

Dated: November 5, 2021